Exhibit 35 a)
[EMC logo]
ITEM 1123 ANNUAL STATEMENT OF COMPLIANCE
EMC MORTGAGE CORPORATION

I, John Vella, President and Chief Executive Officer of EMC Mortgage Corporation ("EMC") as servicer pursuant to the Prime Mortgage Trust 2006-2 Agreement (the "Agreement") hereby certify that:
1. A review of EMC's activities during the period from and including January 1, 2006 through and including December 31, 2006 (the ""Reporting Period") and EMC's performance under the Agreement has been made under my supervision.
2. To the best of my knowledge, based on such review, EMC has fulfilled all of its obligations under the
Agreement in all material respects throughout the Reporting Period.
IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 12th day of March 2007.
BY: /s/ John VeIla
President a Chief Executive Officer
2780 Lake Vista Drive, Lewisville, Texas 75067
Mailing Address: P.O. Box 1292190 Lewisville, Texas 75029-2190
Member
MortBage Bankers
MBA Association of America
BACK UP CERTIFICATION

Re: The PRIME MORTGAGE TRUST 2006-2 agreement dated as of November 1, 2006 (the
"Agreement") among STRUCTURED ASSET MORTGAGE INVESTMENTS II, INC. ("Depositor"), U.
S. BANK NATIONAL ASSOCIATION ("Trustee"") and EMC MORTGAGE CORPORATION ("Seller
and Master Servicer"),

I, John Vella, the President and Chief Executive Officer of EMC Mortgage Corporation ("EMC") certify to the Master Servicer, and their officers, with the knowledge and intent that they will rely upon this certification, that:
(1) I have reviewed the servicer compliance statement of the EMC provided in accordance with Item 1123 of Regulation AB (the "Compliance Statement"), the report on assessment of EMC's compliance with the servicing criteria set forth in Item 1122(d) of Regulation AB (the "Servicing Criteria"), provided in accordance with Rules 13a -18 and 15d -18 under Securities Exchange Act of 1934, as amended (the
"Exchange Act") and Item 1122 of Regulation AB (the "Servicing Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the
Exchange Act and Section 1 1229b) of Regulation AB (the "Attestation Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the Company during 2006 that were delivered by EMC to the Master Servicer pursuant to the Agreement (collectively, the "EMC Servicing Information");
(2) Based on my knowledge, EMC's Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by EMC's Servicing Information;
(3) Based on my knowledge, all of EMC's Servicing Information required to be provided by EMC under the Agreement has been provided to the Master Servicer;
(4) I am responsible for reviewing the activities performed by EMC as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, EMC
has fulfilled its obligations under the Agreement in all material respects; and
(5) The Compliance Srnent required to be delivered by EMC pursuant to the Agreement, and the servicing
Assessment and Attestation Report required to be provided by EMC pursuant to the Agreement, have been provided to the Master Servicer. Any material instances of noncompliance described in such report have been disclosed to the Master Servicer. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.
March 12, 2007
/s/:John VeIla
President a Chief Executive Officer
Exhibit 35 b)

[Wells Fargo Homer Mortgage Logo]

Wells Fargo Bank, N.A.
Servicer Compliance Statement

1. I, John B. Brown, Senior Vice President of Wells Fargo Bank, N.A. ("Wells Fargo") hereby state that a review of the activities of Wells Fargo during the calendar year 2006 and of Wells Fargo's performance under the servicing agreement(s) listed on the attached Exhibit A (the "Servicing Agreement(s)") has been made under my supervision.

2. To the best of my knowledge, based on such review, Wells Fargo has fulfilled all of its obligations under the Servicing Agreement(s) in all material respects throughout 2006.

/s/ John B. Brown
John B. Brown
Senior Vice President
Wells Fargo Bank, N.A.

EXHIBIT A

CLIENT INV#
INV MASTER SERVICER/TRUSTEE DEAL NAME
708 836 EMC EMC PRIME 2006-2